UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2012

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

    Accuride Corporation and Leigh A. Wright have agreed Mr. Wright will resign effective July 31, 2012, as Senior Vice President / Business Development of Accuride Corporation (the “Company”) to support the growth of a family business.

    In connection with his resignation, the Company has agreed to treat Mr. Wright’s resignation as separation for “Good Reason” or without “Cause” outside of a “Protection Period” under Mr. Wright’s Severance and Retention Agreement, which is in the form of the Form of Amended & Restated Severance and Retention Agreement (Tier II Executives) previously filed as an exhibit to Form 10-K on March 15, 2012.

Item 8.01 Other Events.

On July 25, 2012, Accuride Corporation’s wholly owned subsidiary Gunite Corporation (“Gunite”) announced the decision to close its Elkhart, Indiana facility.  The operations currently performed at the Elkhart facility will be consolidated into Gunite’s Rockford, Illinois facility or outsourced.  Gunite expects that the Elkhart facility will be closed by the end of the first quarter of 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ STEPHEN A. MARTIN	Dated: July 30, 2012
Stephen A. Martin
Senior Vice President / General Counsel